As filed with the U.S. Securities and Exchange Commission on January 10, 2025.

Registration No. 333-276231

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

AMENDMENT NO. 5
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________

MICROPOLIS HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

_______________________

Cayman Islands	3714	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Warehouse 1, Dar Alkhaleej Building
Dubai Production City, Dubai, UAE
+971 4 276 7008
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________________

MPOLIS LLC
16192 Costal Highway
Lewes, Delaware 19958, County of Sussex
+1-510-344-2323
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________

Copies of all communications, including communications sent to agent for service, should be sent to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Road Central Hong Kong SAR Telephone: +852-3923-1111	Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Telephone: +1 212 530-2206

_______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☑

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 is being filed solely for the purpose of filing certain updated exhibits to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page, filing status of such exhibit, and exhibit index of the Registration Statement. This Amendment No. 5 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 4 to the Registration Statement, filed on December 4, 2024.

Part II — Information Not Required in the Prospectus

Item 6.       Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Under our Amended and Restated Memorandum and Articles which will become effective immediately prior to the completion of this offering, to the fullest extent permissible under Cayman Islands law every Director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, losses, damages, expenses or liabilities incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, losses, damages, expenses or liabilities by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.       Recent Sales of Unregistered Securities.

Set forth below is information regarding ordinary shares issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts or commissions, or any public offering.

Purchaser	Date of Issuance	Number of Shares
Ogier Global Subscriber (Cayman) Limited*	February 23, 2023	1
Egor Romanyuk	March 14, 2023	8,499,999
Simon Jonathan Rubel Lo Gatto	March 14, 2023	1,500,000
Egor Romanyuk	September 14, 2023	3,509,000
Simon Jonathan Rubel Lo Gatto	September 14, 2023	2,700,000
Mpolis LLC	September 14, 2023	2,997,000
Fareed Talal Aljawhari	September 14, 2023	4,200,000
Mohammed Mounir Bourayou	September 14, 2023	300,000
Dzmitry Kastahorau	September 14, 2023	300,000
Alexander Rugaev	September 14, 2023	2,997,000
Saken Saryyev	September 14, 2023	2,997,000
TOTAL		30,000,000

____________

*        Ogier Global Subscriber (Cayman) Limited was the initial subscriber at the time of incorporation of the Company, the one (1) share was transferred to Egor Romanyuk on March 14, 2023.

We believe that the offers, sales and issuances of the securities described in the preceding paragraph were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (c) under Rule 701 promulgated under the Securities Act in that the transactions were underwritten compensatory benefit plans or written compensatory contracts.

Item 8.       Exhibits.

(a)     The following documents are filed as part of this registration statement:

1.1	Form of Underwriting Agreement*
3.1	Articles and Memorandum of Association, as currently in effect*
3.2	Form of Amended and Restated Memorandum and Articles of Association of the Registrant, to be effective immediately prior to the completion of this offering*
4.1	Specimen Share Certificate*
4.2	Form of Underwriters’ Warrant*
5.1	Opinion of Ogier*
5.2	Opinion of Loeb & Loeb LLP regarding the enforceability of the Underwriter Warrants*
8.1	Opinion of UAE counsel regarding certain tax matters*
10.1	Form of Employment Agreement and Indemnification Agreement between the Registrant and its executive officers*
10.2	Form of Agreement and Indemnification Agreement with the Registrant’s independent directors*
10.4	English translation of the Contractual Agreement For the Implementation of Self-Driving Cars Project entered into between Micropolis Digital Development FZ-LLC and Invest 56 LLC dated July 31, 2023*
10.5	Investment Agreement entered into between Micropolis Digital Development FZ-LLC and Future General Trading FZE dated April 26, 2023*
10.6	Agreement entered into between Micropolis Digital Development FZ-LLC and Quality Support Solutions Limited dated December 28, 2022*
10.7	Professional services agreement entered into between Micropolis Digital Development FZ-LLC and Siemens Industry Software SA (Pty) Ltd*
19.1	Insider Trading Policy*
21.1	List of Subsidiaries*
23.1	Consent of TAAD LLP**
23.2	Consent of Ogier (included in Exhibit 5.1)*
23.3	Consent of Pinsent Masons LLP (included in Exhibit 8.1)*
24.1	Power of Attorney (included on signature page to the registration statement)**
99.1	Charter of the Audit Committee*
99.2	Charter of the Compensation Committee*
99.3	Charter of the Nominating and Corporate Governance Committee*
99.4	Code of Business Conduct and Ethics*
99.5	Registrant’s Representation under Item 8.A.4 of Form 20-F**
107	Registration Fee Table*

____________

*        Filed previously.

**      Filed herewith.

(b)    Financial Statement Schedules

None.

Item 9.       Undertakings

The undersigned registrant hereby undertakes:

(a)     to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser;

(b)    insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

(c)     for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(d)    for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(e)     for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f)     for the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the UAE, on January 10, 2025.

Micropolis Holding Company
By:	/s/ Fareed Aljawhari
	Name:	Fareed Aljawhari
	Title:	Chief Executive Officer and Director

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Fareed Aljawhari his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Fareed Aljawhari	Chief Executive Officer and director	January 10, 2025
Fareed Aljawhari	(Principal executive officer)
/s/ Dzmitry Kastahorau	Chief Financial Officer	January 10, 2025
Dzmitry Kastahorau	(Principal financial and accounting officer)
/s/ Saken Saryyev	Director	January 10, 2025
Saken Saryyev
/s/ Marwan Al Sarkal	Chairman and Independent Director	January 10, 2025
Marwan Al Sarkal
/s/ Peter Balint	Independent Director	January 10, 2025
Peter Balint
/s/ Alun Richards	Independent Director	January 10, 2025
Alun Richards

Authorized U.S. Representative

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Micropolis Holding Company, has signed this registration statement in New York, on January 10, 2025.

Authorized U.S. Representative MPOLIS LLC
By:	/s/ Grigorii Trubkin
	Name:	Grigorii Trubkin
	Title:	Manager